FOR IMMEDIATE RELEASE
June 17, 2009

Contact:  Robert W. Walker
          President and Chief Executive Officer
          Telephone: (202) 772-3600



                 ABIGAIL ADAMS NATIONAL BANCORP, INC. ANNOUNCES
                     DATE OF ANNUAL MEETING OF STOCKHOLDERS

Washington,  DC - Abigail Adams National Bancorp,  Inc. (the "Company") (Nasdaq:
AANB), today announced that in the event that its merger with and into Premier Bancorp, Inc. is not completed in 2009, the Company's Annual Meeting of Stockholders will be held on December 15, 2009 at 2:00 p.m., at the Company's Main Office at 1130 Connecticut Avenue, NW, Washington, DC 20036. Stockholders of record at the close of business on November 2, 2009 are entitled to vote at this meeting and any adjournments thereof.